Nicor Inc.
                                                                      Form 10-Q
                                                                  Exhibit 10.07



           IN THE CIRCUIT COURT OF COOK COUNTY, ILLINOIS
               COUNTY DEPARTMENT -- CHANCERY DIVISION


IN RE NICOR INC. SHAREHOLDER    )       No. 02 CH 15499
DERIVATIVE LITIGATION           )       Judge Sophia H. Hall
                                )


               FINAL JUDGMENT AND ORDER OF DISMISSAL

      On the 29th day of March, 2005, a hearing was held by this Court to determine: (1) whether the terms and conditions of the Stipulation and Agreement of Settlement, dated as of February 16, 2005 (the "Stipulation"), which is subject to review under 805 ILCS 5/7.80(c), are fair, reasonable, and adequate;
(2) whether judgment should be entered dismissing the Complaint filed in this Action with prejudice; and (3) whether a release of the Released Claims, as set forth in the Stipulation, should be provided to the Released Parties. The Court having considered all matters submitted to it at the hearing and otherwise; notice of the proposed settlement and the hearing having been given to the shareholders of Nicor in the form approved by the Court; and the Court having considered and determined that the proposed Settlement as set forth in the Stipulation is fair, reasonable, and adequate;

      NOW, THEREFORE, IT IS HEREBY ORDERED, this 29th day of March, 2005 that:

      1. The Stipulation, including the definitions contained therein, is incorporated by reference in this Final Judgment and Order of Dismissal.

      2. This Court has jurisdiction over the subject matter of this Action.

      3. The notice given to the shareholders of Nicor as set forth in the Stipulation was the best notice practicable under the circumstances, and such notice provided due and adequate

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notice of those proceedings and of the matters set forth therein, including the proposed Settlement set forth in the Stipulation, in accordance with Illinois law and the requirements of due process.

      4. This Court hereby approves the Settlement set forth in the Stipulation and finds that the Settlement is, in all respects, fair, reasonable, and adequate with respect to Nicor and its shareholders.

      5. The Court hereby awards Plaintiffs' Counsel attorneys' fees and expenses in the amount of $3,500,000. Payment of these fees and expenses shall be made as provided in the Stipulation. If there are any disputes over the distribution or allocation of attorneys' fees and/or expenses between or among Plaintiffs' Counsel, those disputes shall be mediated, but if not resolved, decided by the Court.

      6. The Court hereby dismisses the Action with prejudice and without costs, except as provided in the Stipulation.

      7. Upon the Settlement Effective Date, Plaintiffs, each shareholder of Nicor, and Nicor shall be deemed to have, and by operation of the Final Judgment and Order of Dismissal shall have, fully, finally, and forever released, relinquished, and discharged each and every one of the Released Parties from the Released Claims as defined by the Stipulation and from all claims arising out of the settlement or resolution of the Action.

      8. Plaintiffs, Nicor, and all shareholders of Nicor, and all persons acting in concert or participation with them, either directly, indirectly, representatively, or in any other capacity, are hereby forever restrained and enjoined from prosecuting, pursuing, or litigating any of the Released Claims against any of the Released Parties in this or any other forum.

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      9. Upon the Settlement Effective Date, each of the Settling Parties shall be deemed to have, and by operation of the Final Judgment and Order of Dismissal shall have, fully, finally, and forever released, relinquished, and discharged each other, each Shareholder, Plaintiffs, and Plaintiffs' Counsel from all claims relating to, arising out of, or connected with the institution, prosecution, assertion, settlement or resolution of the Action and/or the Released Claims.

      10. Without affecting the finality of this Final Judgment and Order of Dismissal in any way, this Court hereby retains continuing jurisdiction over:
(a) the implementation of the Settlement; and (b) the Settling Parties for the purpose of construing, enforcing, and administering the Stipulation and the Settlement.

                               IT IS SO ORDERED:


                               /s/ SOPHIA H. HALL
                               -----------------------------
                               Sophia H. Hall
                               Judge of the Circuit Court of Cook County

                               Dated: March 29, 2005
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